Home Equity Loan-Backed Term Notes, GMACM Series 2001-HLTV1
                             Payment Date 02/26/2001
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Servicing Certificate                                                                    Group 1                  Group 2
---------------------
Beginning Pool Balance                                                                    204,297,980.62      22,351,883.04
Beginning PFA                                                                              70,702,019.37       2,648,116.97
Ending Pool Balance                                                                       203,537,720.48      22,330,807.06
Ending PFA Balance                                                                         70,702,019.37       2,648,116.97
Principal Collections                                                                         760,260.14          21,075.98
Principal Draws                                                                                        -                  -
Net Principal Collections                                                                     760,260.14          21,075.98
Active Loan Count                                                                                  5,252                303

Interest Collections                                                                        1,880,258.78         176,515.30

Weighted Average Net Loan Rate                                                                 15.12000%          15.04000%
Substitution Adjustment Amount                                                                      0.00               0.00

             Beginning               Ending                                                  Interest      Security
Term Notes    Balance               Balance          Factor       Principal    Interest     Shortfalls        %         Coupon
----------    -------               -------          ------       ---------    ---------    ----------        -         ------
Class A-I-1      57,166,000.00      55,752,773.76     0.9752786  1,413,226.24   254,192.19         0.00    0.185842579   5.929%
Class A-I-2      26,379,000.00      26,379,000.00     1.0000000          0.00   132,774.30         0.00        0.08793   6.040%
Class A-I-3      41,965,000.00      41,965,000.00     1.0000000          0.00   219,267.13         0.00    0.139883333   6.270%
Class A-I-4      17,163,000.00      17,163,000.00     1.0000000          0.00    92,108.10         0.00        0.05721   6.440%
Class A-I-5      30,678,000.00      30,678,000.00     1.0000000          0.00   169,495.95         0.00        0.10226   6.630%
Class A-I-6      42,404,000.00      42,404,000.00     1.0000000          0.00   243,823.00         0.00    0.141346667   6.900%
Class A-I-7      59,245,000.00      59,245,000.00     1.0000000          0.00   355,963.71         0.00    0.197483333   7.210%
Class A-II       25,000,000.00      24,960,822.45     0.9984329     39,177.55   144,791.67         0.00    0.083202742   6.950%
Certificates     -                     -                -             -               0.00      -             -           -


                                                                                                Beginning
                                                                                                Balance
Beginning Overcollateralization Amount                                                              0.00
Overcollateralization Amount Increase (Decrease)                                              671,067.67
Outstanding Overcollateralization Amount                                                      671,067.67

Credit Enhancement Draw Amount                                                                      0.00
Unreimbursed Prior Draws                                                                            0.00


                                                                                                            Number        Percent
                                                                                                 Balance   of Loans     of Balance
Delinquent Loans (30 Days)                                                                             -       0           0.00%
Delinquent Loans (60 Days)                                                                             -       0           0.00%
Delinquent Loans (60+ Days) (1)                                                                        -       0           0.00%
REO                                                                                                 0.00       0           0.00%

(1) 90+ Figures Include Foreclosures & 120  and REO

                                                                                 Liquidation To-Date
Beginning Loss Amount                                                                               0.00
Current Month Loss Amount                                                                           0.00
Ending Loss Amount                                                                                  0.00    0.00

                                                                                     Special Hazard           Fraud      Bankruptcy
Beginning Amount                                                                                    0.00      0.00          0.00
Current Month Loss Amount                                                                           0.00      0.00          0.00
Ending Amount                                                                                          -         -             -

Liquidation Loss Distribution Amounts                                                               0.00
Extraordinary Event Losses                                                                          0.00
Excess Loss Amounts                                                                                 0.00

Capitalized Interest Account
Beginning Balance                                                                           1,510,462.23
Withdraw relating to Collection Period                                                        307,003.73
Interest Earned (Zero, Paid to Funding Account)                                                    0.00
                                                                                                   ----
Total Ending Capitalized Interest Account Balance as of Payment Date                        1,203,458.50
Interest earned for Collection Period                                                             241.26
Interest withdrawn related to prior Collection Period                                               0.00


Prefunding Account
Beginning Balance                                                                          73,350,136.34
Additional Purchases during Revolving Period                                                        0.00
Excess of Draws over Principal Collections                                                         0.00
                                                                                                   ----
Total Ending Balance as of Payment Date                                                    73,350,136.34
Interest earned for Collection Period                                                          14,464.65
Interest withdrawn related to prior Collection Period                                               0.00

Current Month Repurchases Units                                                                        0
Current Month Repurchases ($)                                                                          0


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